UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2005

ADTRAN, INC.

(Exact Name Of Registrant As Specified In Charter)

Delaware	0-24612	63-0918200
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

901 Explorer Boulevard

Huntsville, Alabama 35806-2807

(Address of principal executive offices, including zip code)

(256) 963-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 18, 2005, the stockholders of ADTRAN, Inc. (the “Company” or “ADTRAN”) approved the ADTRAN, Inc. 2005 Directors Stock Option Plan (the “2005 Directors Plan”). The 2005 Directors Plan had been previously adopted by the Board of Directors of the Company on January 24, 2005, subject to stockholder approval. The purpose of the 2005 Directors Plan is to provide incentives to the Company’s non-employee directors, encourage stock ownership by non-employee directors, and provide a means of attracting, retaining and rewarding highly qualified non-employee directors. To accomplish these objectives, the 2005 Directors Plan provides automatic grants of nonqualified stock options to newly elected non-employee directors and automatic annual grants of nonqualified stock options to each ongoing non-employee director, up to an aggregate of 400,000 shares of ADTRAN’s common stock (subject to adjustment upon a stock split, recapitalization or similar event).

The following description of the 2005 Directors Plan is qualified in its entirety by reference to the applicable provisions of the 2005 Directors Plan, and agreements related to the 2005 Directors Plan, which are attached hereto as Exhibit 10.1.

The 2005 Directors Plan is currently administered by the Compensation Committee of the Board of Directors, which has the authority to make all determinations necessary or advisable for the proper administration of the 2005 Directors Plan.

Under the terms of the 2005 Directors Plan, newly elected non-employee directors of ADTRAN will receive grants of nonqualified stock options to purchase 10,000 shares of common stock. Each December 31, continuing non-employee directors, including non-employee directors emeritus, will receive grants of nonqualified stock options to purchase 5,000 shares of common stock. Directors may not receive both a newly elected director grant and a continuing director grant in the same year.

Each option will be evidenced by an option agreement between ADTRAN and the optionee in the form attached to the 2005 Directors Plan. Options become exercisable (i.e., vested) in full on the first anniversary of the grant date, or earlier if there is a change of control of ADTRAN or if the director terminates service due to death or disability. The option exercise price is 100% of the fair market value of ADTRAN’s common stock on the date the option is granted, and may be paid in cash, by surrender of shares of ADTRAN common stock that the optionee has held for at least six months, or by a combination of cash and shares.

The term of each option will be ten years from the date of grant, but options terminate: (i) immediately upon termination of an optionee’s service for cause, (ii) after one year, upon termination of an optionee’s service due to disability, and (iii) after three months, upon termination of an optionee’s service other than due to death, disability or cause. In addition, if an optionee dies while his or her options remain exercisable, the beneficiary may exercise the options for up to one year after the date of death, but not past the maximum term of the options. In the event of a merger, consolidation, or other reorganization of ADTRAN, options may be converted or option vesting may be accelerated and options may be terminated.

Item 9.01. Financial Statements and Exhibits.

The following exhibit is filed with this report.

Exhibit No.		Description
10.1	–	ADTRAN, Inc. 2005 Directors Stock Option Plan and forms of Nonqualified Stock Option Agreements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADTRAN, INC.
(Registrant)

Date: May 18, 2005	/s/ James E. Matthews
James E. Matthews Senior Vice President - Finance, Chief Financial Officer and Treasurer

Exhibit Index

Exhibit No.		Description
10.1	–	ADTRAN, Inc. 2005 Directors Stock Option Plan and forms of Nonqualified Stock Option Agreements.